Exhibit 99.1

Fulgent Genetics Reports Fourth Quarter and Full Year 2016 Financial Results

•	Fourth Quarter Revenue doubles year over year to $5.9 Million and reaches $18.3 Million for the Full Year of 2016

•	Fourth Quarter 2016 GAAP Income totals $0.8 Million, or $0.05 per Share

•	Fourth Quarter 2016 Non-GAAP Income totals $1.1 Million, or $0.06 per Share

•	Adjusted EBITDA Grows to $2.3 Million in Fourth Quarter

•	Cash Flow from Operations totals $1.3 Million in Fourth Quarter

TEMPLE CITY, CA, February, 27, 2017 —Fulgent Genetics (NASDAQ: FLGT) (“Fulgent” or the “company”) today announced financial results for the fourth quarter and full year ended December 31, 2016.

Fourth quarter revenue was $5.9 million, an increase of 102% year over year from $2.9 million in the fourth quarter of 2015. For the full year of 2016, revenue reached $18.3 million, compared to $9.6 million for the prior year. GAAP income for the fourth quarter of 2016 was $0.8 million, or $0.05 per share, while non- GAAP income, excluding equity-based compensation and using a corporate tax rate of 38% for the quarter, was $1.1 million, or $0.06 per share. For the full year of 2016, GAAP loss was $5.4 million.

Adjusted EBITDA was $2.3 million in the fourth quarter of 2016 and $1.4 million in the full year of 2016. Non-GAAP income and adjusted EBITDA are described below under “Note Regarding Non-GAAP Financial Measures” and are reconciled to the most directly comparable GAAP financial measure, GAAP income (loss), in the accompanying tables.

Ming Hsieh, Chairman and Chief Executive Officer, said, “Our strong fourth quarter performance capped off what we believe was a very successful year for Fulgent, filled with significant corporate and financial milestones. In a short period of time, we have created a high margin genetic testing business through our proprietary technology platform that has disrupted the NGS market. We performed over 12,500 billable genetic tests in 2016 and delivered a high gross margin and increasing movement toward profitability with strong cash generation. At the same time, we grew our sales force, established relationships with national and local payers, and developed relationships with customers and others that we believe will provide strategic benefits for our company.”

“We believe the initiatives we emphasized in 2016 have positioned us well for continued growth in 2017 and beyond,” continued Hsieh. “We have a number of opportunities both domestically and internationally that could drive meaningful upside to our business. One of these opportunities, our proposed strategic commercial relationship with one of our stockholders, Xi Long USA, Inc., is progressing and is expected to be finalized in the first quarter of 2017. We look forward to focusing on these incremental growth opportunities in the quarters ahead.”

Paul Kim, Chief Financial Officer, said, “We believe our growth rate, positive margin structure and significant adjusted EBITDA growth clearly sets us apart in the genetic testing industry. As planned, we made strategic investments in our sales force and business operations during the fourth quarter to take advantage of the large growth opportunity we see in the NGS market. We believe we are well - positioned to continue our strong growth in 2017 and we look forward to achieving additional milestones in the upcoming year. We will provide guidance regarding certain financial measures during our investment community conference call to shortly follow the issuance of this press release.”

Conference Call Information

Fulgent will host an investment community conference call today at 5:00 PM ET (2:00 PM PT) to discuss its fourth quarter results. Press and industry analysts are invited to attend in listen-only mode.

The call can be accessed through a live audio webcast in the Investor Relations section of the company’s website, www.fulgentgenetics.com, and through a live conference call by calling 1-855-321-9535, passcode #65226206. An audio replay will be available on the company’s website or by calling 1-855-859-2056 through March 6, 2017.

Note Regarding Non-GAAP Financial Measures

Certain of the information set forth herein, including non-GAAP income and adjusted EBITDA, are non-GAAP financial measures. Fulgent believes this information is useful to investors because it provides a basis for measuring Fulgent’s available capital resources, the performance of Fulgent’s business and Fulgent’s cash flow excluding certain non-cash income or expense items that are not directly attributable to its core operating results. Fulgent defines non-GAAP income as income (loss) calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), plus or minus provisions (benefits) for income taxes, plus equity-based compensation expenses, plus or minus the effect of a corporate tax rate, and plus or minus other charges or gains, as identified, that management believes are not representative of the company’s core operations. Fulgent defines adjusted EBITDA as GAAP income (loss) plus or minus interest expense (income), plus or minus provisions (benefits) for income taxes, plus depreciation, plus amortization, and plus equity-based compensation expenses. Fulgent expects to continue to incur expenses similar to the non-cash items added to or subtracted from GAAP income (loss) to calculate non-GAAP income and adjusted EBITDA; accordingly, the exclusion of these items in the presentation of these non-GAAP financial measures should not be construed as an inference that these items are unusual, infrequent or non-recurring. Fulgent’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measure of income (loss) in evaluating the company’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in conformity with GAAP, and non-GAAP financial measures as reported by Fulgent may not be comparable to similarly titled amounts reported by other companies.

About Fulgent Genetics

Fulgent is a rapidly growing technology company with an initial focus on offering comprehensive genetic testing to provide physicians with clinically actionable diagnostic information they can use to improve the overall quality of patient care. The company has developed a proprietary technology platform that integrates sophisticated data comparison and suppression algorithms, adaptive learning software, advanced genetic diagnostics tools and integrated laboratory processes. This platform allows the company to offer a broad and flexible test menu and continually expand and improve its proprietary genetic reference library, while maintaining accessible pricing, high accuracy and competitive turnaround times. The company believes its current test menu, which includes more than 18,000 single-gene tests and more than 300 pre-established, multi-gene, disease-specific panels, offers more genes for testing than its competitors in today’s market, which enables it to provide expansive options for test customization and clinically actionable results.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements in this press release include statements about, among other things: any anticipated growth of the company’s business or the industry in which it operates; the company’s ability to achieve profitability; any anticipated increases in the company’s customer base, volume of billable tests or revenue; the impact of the company’s recent progress in achieving some third-party payor coverage and reimbursement for its tests and the company’s ability to continue to achieve further progress in this area; the company’s ability to establish a commercial relationship with Xi Long USA, Inc. or any other party on terms that are advantageous to the company or at all, and the company’s ability to obtain the intended benefits of these relationships; the company’s strategic plans, including its plans to continue to make significant investments in its business; and the competitive advantages of the company’s technology platform in the industry. Forward-looking statements represent management’s estimates about future events or circumstances or the company’s future performance and are based on current views and assumptions, which may prove to be incorrect. As a result, matters discussed in any forward-looking statements are subject to risks, uncertainties and changes in circumstances that may cause actual results to differ from those described in or implied by the forward-looking statements. These risks include, among others: the market potential for, and the rate and degree of market adoption of, the company’s tests and genetic testing generally; the company’s ability to continue to develop new tests to keep pace with rapidly changing technology and new and increasing amounts of scientific data; the company’s ability to maintain the low internal costs of its business model and the success of this business model in achieving profitability; risks associated with the concentration of sales in 2016 to a small number of customers; the company’s ability to grow and diversify its customer base and increase demand from existing customers; the company’s investment in and expansion of its infrastructure, including its sales force and business operations, and its ability to manage any growth it may experience; the company’s level of success in obtaining coverage and adequate reimbursement from third-party payors for its tests; the company’s level of success in establishing partnership, joint venture or other relationships to pursue customers and volumes in international markets, including Asia; the company’s compliance with the various evolving and complex laws and regulations applicable to the its business and its industry; risks associated with the company’s international operations; the company’s ability to protect its proprietary technology platform; and general industry, economic, political and market conditions. As a result of these risks and uncertainties, undue reliance should not be placed on any forward-looking statements. The company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2016, are available on the company’s website and contain more information about the company, its business and the risk factors that may cause results to differ from those described in or implied by the forward-looking statements included in this press release. The forward-looking statements made in this press release speak only as of the date of this press release, and the company assumes no obligation to update any of the forward-looking statements made in this press release to reflect actual results or changes in expectations, except as otherwise required by law.

FULGENT GENETICS, INC.

CONSOLIDATED BALANCE SHEET DATA

December 31, 2016 and December 31, 2015

(in thousands)

	December 31, 2016	December 31, 2015
ASSETS:
Cash and cash equivalents	$7,897	$489
Investments in marketable securities	38,568	—
Accounts receivable, net	4,364	2,118
Property and equipment, net	6,234	2,469
Other assets	977	314

Total assets	$58,040	$5,390

LIABILITIES & EQUITY:
Accounts payable, accrued liabilities and income taxes payable	$3,561	$513
Total stockholders’ equity	54,479	4,877

Total liabilities & equity	$58,040	$5,390

FULGENT GENETICS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS DATA

Three and Twelve Months Ended December 31, 2016 and 2015

(in thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue	$5,854	$2,901	$18,276	$9,576
Cost of revenue (1)	1,863	2,726	6,721	5,069

Gross profit	3,991	175	11,555	4,507

Operating expenses:
Research and development (1)	818	3,650	3,558	4,431
Selling and marketing (1)	798	1,913	2,469	2,670
General and administrative (1)	1,116	1,956	4,609	2,418

Total operating expenses	2,732	7,519	10,636	9,519

Operating income (loss)	1,259	(7,344)	919	(5,012)

Interest income and other income (expense)	57	7	(5,387)	27
Income (loss) before income taxes	1,316	(7,337)	(4,468)	(4,985)
Income tax provision	503	—	920	—

Income (loss)	$813	$(7,337)	$(5,388)	$(4,985)

Basic and diluted income (loss) per common share:
Continuing operations—common stock	$0.05
Continuing operations:
Weighted average common shares- continuing operations, basic	17,446
Weighted average common shares- continuing operations, diluted	17,804

(1) Equity-based compensation expense was allocated as follows:

Cost of revenues	$168	$1,673	$754	$1,673
Research and development	202	3,241	1,161	3,241
Selling and marketing	58	1,569	454	1,569
General and administrative	107	1,673	2,285	1,673

Total share-based compensation expense	$535	$8,156	$4,654	$8,156

FULGENT GENETICS, INC.

Non-GAAP Income Reconciliation

Three and Twelve Months Ended December 31, 2016 and 2015

(in thousands, except per share data)

	Three months ended	Three months ended	Twelve months ended	Twelve months ended
	December 31,	December 31,	December 31,	December 31,
	2016	2015	2016	2015
Income (loss)	$813	$(7,337)	$(5,388)	$(4,985)
Income tax provision	503	—	920	—
Equity-based compensation expense	535	8,156	4,654	8,156
Non-GAAP Tax effect (1)	(703)	—	(39)	—

Non-GAAP Income	$1,148	$819	$147	$3,171

Income per common share- continuing operations:
Basic	$0.07
Diluted	$0.06
Continuing operations:
Weighted average common shares- continuing operations, basic	17,446
Weighted average common shares- continuing operations, diluted	17,804

(1)	Tax rates as follows:

Corporate tax rate of 38% for three months ended December 31, 2016

Corporate tax rate of 21% for twelve months ended December 31, 2016

FULGENT GENETICS, INC.

Non-GAAP Adjusted EBITDA Reconciliation

Three and Twelve Months Ended December 31, 2016 and 2015

(in thousands)

	Three months ended	Three months ended	Twelve months ended	Twelve months ended
	December 31,	December 31,	December 31,	December 31,
	2016	2015	2016	2015
Income (loss)	$813	$(7,337)	$(5,388)	$(4,985)
Income tax provision	503	—	920	—
Equity-based compensation expense	535	8,156	4,654	8,156
Depreciation	419	191	1,170	575

Adjusted EBITDA	$2,270	$1,010	$1,356	$3,746